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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported) – July 31, 2006

ZIFF DAVIS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-99939 Commission file number	36-4355050 (I.R.S. Employer Identification No.)
28 East 28th Street, New York, New York 10016
(Address of principal executive offices including zip code)
(212) 503-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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ITEM 2.02. Results of Operations and Financial Condition
On July 31, 2006, Ziff Davis Holdings Inc. (“Ziff Davis”) announced via press release Ziff Davis’ preliminary results of operations for its quarter ended June 30, 2006. A copy of Ziff Davis’ press release is attached hereto as Exhibit 99.1. The information in this report and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to the Securities and Exchange Commission (“SEC”), but shall be not deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The furnishing of the information in this report and the attached exhibit shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this report and the attached exhibit contains material information that is not otherwise publicly available. The information in this report and the attached exhibit shall not be incorporated by reference into any filing of Ziff Davis, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
For additional risks about Ziff Davis’ business, see its Annual Report on Form 10-K for the year ended December 31, 2005, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.
ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
  (c) Exhibits
99.1	Press release, dated July 31, 2006, reporting the results of operations of Ziff Davis Holdings Inc. for its quarter ended June 30, 2006 (furnished and not filed herewith solely pursuant to Item 12)
EXHIBIT INDEX

Exhibit
Number	Title
99.1	Press release, dated July 31, 2006, reporting the results of operations of Ziff Davis Holdings Inc. for its quarter ended June 30, 2006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.

By:	/s/ Mark D. Moyer
Mark D. Moyer
Chief Financial Officer

Date: July 31, 2006

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